Exhibit 21.1    American Midstream Partners, LP  Subsidiaries  As of December 31, 2018    Name  Jurisdiction of  Organization  AMID Crude Oil Services LLC  Delaware  AMID Crude Oil Storage LLC  Oklahoma  AMID Crude Trucking LLC  Delaware  AMID Energy Products Supply LLC  Delaware  AMID Liquids Trucking LLC  Delaware  AMID Merger LP  Delaware  AMID Payment Services LLC  Delaware  AMID Silver Dollar Pipeline LLC  Delaware  AMID St. Croix LLC  Delaware  AMID Trans‐Union GP LLC  Delaware  American Midstream, LLC  Delaware  American Midstream AMPAN, LLC  Delaware  American Midstream (Alabama Gathering), LLC  Alabama  American Midstream (Alabama Intrastate), LLC  Delaware  American Midstream (AlaTenn), LLC  Alabama  American Midstream Bakken, LLC  Delaware  American Midstream (Bamagas Intrastate), LLC  Delaware  American Midstream Blackwater, LLC  Delaware  American Midstream (Burns Point), LLC  Delaware  American Midstream Chatom, LLC  Delaware  American Midstream Chatom Unit 1, LLC  Delaware  American Midstream Chatom Unite 2, LLC  Delaware  American Midstream Costar, LLC  Delaware  American Midstream Delta House, LLC  Delaware  American Midstream Emerald, LLC  Delaware  American Midstream East Texas Rail, LLC  Delaware  American Midstream EnerTrade, LLC  Delaware  American Midstream Finance Corporation, LLC  Delaware  American Midstream Gas Solutions GP, LLC  Delaware  American Midstream Gas Solutions LP, LLC  Delaware  American Midstream Gas Solutions, LP  Delaware  American Midstream (Lavaca), LLC  Delaware  American Midstream (Louisiana Intrastate), LLC  Delaware  American Midstream Madison, LLC  Delaware  American Midstream Marketing, LLC  Delaware  American Midstream Mesquite, LLC  Delaware  American Midstream (Midla), LLC  Delaware  American Midstream Midla Financing Holding, LLC  Delaware  American Midla Financing, LLC  Delaware

Exhibit 21.1    American Midstream Midla Reconfiguration, LLC  Delaware  American Midstream (Mississippi), LLC  Delaware  American Midstream Offshore (Seacrest), LP  Texas  American Midstream Permian, LLC  Delaware  American Midstream Piney Woods, LLC  Delaware  American Midstream Republic, LLC  Delaware  American Midstream (SIGCO Intrastate), LLC  Delaware  American Midstream (Tennessee River), LLC  Alabama  American Midstream Transtar Gas Processing, LLC  Delaware  American Midstream Onshore Pipelines, LLC  Delaware  American Panther, LLC  Delaware  Argo Merger GP Sub, LLC  Delaware  Blackwater Investments, Inc.  Delaware  Blackwater Maryland, LLC  Maryland  Cayenne Pipeline, LLC  Delaware  Centana Gathering, LLC  Delaware  Centana Oil Gathering, LLC  Delaware  Cherokee Merger Sub   Delaware  High Point Gas Gathering, L.L.C.  Texas  High Point Gas Gathering Holdings, LLC  Delaware  High Point Gas Transmission, LLC  Delaware  High Point Gas Transmission Holdings, LLC  Delaware  Main Pass Oil Gathering Company, LLC  Delaware  Mid Louisiana Gas Transmission, LLC  Delaware  Pam Acquisition Company LLC  Delaware  Panther Pipeline, LLC  Texas  Panther Operating Company, LLC  Texas  Panther Offshore Gathering System, LLC  Texas  Trans‐Union Interstate Pipeline L. P.  Delaware